Exhibit 99.2
                 4Q 2004 EARNINGS CONFERENCE CALL
           Remarks of Thomas O. Ryder, Chairman and CEO
                           July 29, 2004



      Good morning.

      The fourth quarter came in just slightly better than we expected. Not a great quarter. Not a bad quarter. Not a particularly significant one.

      Here are the things I think are most meaningful in our results:

      Improvement continued at our core businesses in Reader's
Digest North America and in the International Businesses.

      This is very good news, on the face of it, but, do these improvements add up to a trend yet?

      At RD North America, the trend looks solidly in place. Our Reader's Digest magazine is much healthier than it was just 2 years ago. Lowering the rate base and eliminating sweepstakes sales have significantly improved subscriber profitability, which has been driving the magazine's profit improvements. And we are much more optimistic about the advertising outlook.

      US BHE is also in a healthier place.   Remember, 2 years ago
this business lost over $40 million. Its goal for this year was to break-even. We exceeded that goal, sharply reducing losses in the quarter and generating a profit for the full year.

      Now its goal is to drive margins from low single-digits to high single-digits over the next few years.

      For the first time in many years, RD North America has new businesses to build upon. Businesses like Backyard Living, Our
Canada, and RD Specials all launched this year.

      Overseas, the 40% improvement in profits continues to be driven by lower costs and more efficient management of the business and our mailing campaigns.

      It is fair to say that the bad news has substantially abated in virtually all markets around the world, and all of our local companies were profitable in fiscal '04.

      The keys to this success are many: a reduction of mailing intensity, improved forecasting, a stronger publishing program, better promotion and far better execution -- all accomplished with 20% fewer employees.

      In addition, profits increased inclusive of investment in a variety of new business initiatives that we hope will bear fruit over the next several years. These include the testing of new countries, new magazines, Books Are Fun and Young Families, as well as increased and optimized investments in new customers.

      Offsetting our gains in the core business were declines at QSP and Books Are Fun. Both had lower sales for the quarter, in part because Easter came in earlier this year, and that affects the timing of revenues. The fourth quarter is small for BAF and QSP anyway, particularly QSP, and it's generally not a good indicator of things to come. We do know that a lot of planning, investment, and hard work have been done. But our only meaningful indicator is that we are slightly ahead of last year in booking events for both businesses. At this early stage, we are certainly more prepared for competition.

      All this said, we finished the quarter slightly above the midpoint of our guidance range.

      As with quarter, the good news for the full year was the strong improvement of the core business at RD North America, and the continued international recovery.

-  We had a $10 million improvement in profits at RD North
   America, which grew by 16 percent, and an $8 million improvement in profits at International Businesses, which also grew by 16 percent.

- For the year, CBS profits were down by $26 million, or 29 percent, on 5 percent lower revenues. QSP and Books Are Fun were most of the damage, and most of it came in the second quarter.

- The bright spot at CBS was a smaller unit that markets adult and children's trade books, which had a very strong year, reflecting the sales of our Movie Theater interactive book series. For fiscal 2005, we have expanded this and other concepts with new licensing partners including Nickelodeon and NASCAR, and other formats like DVD and music CDs.

      Looking back at Fiscal 2004, I would like to point out some areas that I think were significant in terms of progress, or the lack of it:

      We began Fiscal '04 by charting a two-year plan aimed at achieving sustainable year-over-year growth by Fiscal '05. To monitor our progress, we identified 15 metrics including cash flow, overhead savings and indicators of performance as preparation for growth in the operating segments.

      I am pleased to report that we achieved or exceeded 11 of the 15 performance metrics. We did, however, miss some big ones. The initiatives that were measured by these metrics helped us to improve stability in the customer base and improve margins in the more mature businesses... invest in new products and new product development... expand customer acquisition and distribution channels... and increase selling across different lines of business.

  - We surpassed the benchmarks for two key financial metrics - higher cash flow, and lower net debt, but we missed our profit growth target.

  - We hit our performance metrics for RD North America and International to grow profits by double-digits and improve operating margins. We also met our goals to launch new magazines and Books Are Fun overseas.

      These metrics turned out to be fairly good predictors of our performance for the year as both RDNA and International achieved
100 percent of theirs and their profit targets.

  - The four metrics where we missed all had to do with QSP and Books Are Fun, and we did miss badly here - metrics and profit targets.

  - Please take special note of the metric for cash flow growth, which one might argue is the most important factor of all. Not only did our cash flow surpass the prior year's amount, but it also was higher for the third consecutive year. Mike Geltzeiler and his staff have managed our cash superbly.

      The important initiative to expand our core business in the U.S. and globally should also be noted. We had successful new-magazine launches in Canada and the United States, and we tested in other countries. We tested and launched new operations in several Central European nations. Based on solid results in testing programs earlier this year, we launched our book business successfully in the fourth quarter in Romania, Slovenia and Croatia. We have just begun testing in the Ukraine.

      We entered Fiscal '04 saying this would be a transition year in which we would invest for the future at least $20 million.
One goal that was not explicitly stated but has certainly been an objective of mine has been to achieve greater balance in our business. This was a business that just 5 years ago was 92 percent dependent on sweepstakes direct mail. Now sweepstakes account for just over 30 percent of our segment operating profits, almost all of it in international.

      And I think we'll approach achieving our goal of sustainable revenue and profit growth in `05. I use the word "approach" as a hedge. Frankly, I think it's going to be close whether or not we achieve revenue growth on schedule. We will certainly improve our trends. But, we may sacrifice revenue growth one more year to further reduce risk in a couple of troublesome smaller businesses. So much also depends upon the performance of QSP and Books Are Fun in the all-important second quarter.

      As we speak today, I am not sure how the year is going to
turn out for these two businesses.   Their teams have done superb
work dealing with their issues and preparing for long-term futures. I have told you about the initiatives to train new sales recruits and to strengthen territories, services and product mix. But I do not yet know how to call the full effects of a number of major changes in that marketing place in those markets. And I do not think we'll have the first meaningful indications until the end of the first quarter.

      What I can tell you, though, is that we are better prepared to address these issues in Fiscal 2005 than we were last year.

      We are optimistic about the continued turnaround in our core
business and the outlook for those businesses.   So, here's our
forecast for Fiscal '05 and some metrics you can track our
progress by:

  - We expect revenue declines to end at RD North America, except for a couple of small businesses we may purposely downsize. And, we expect solid double-digit profit growth.

  - We expect only slight revenue declines in International as we finish our efforts to reduce risk in that business. And we should achieve mid-single-digit profit growth, which includes investment spending for new magazines, products, and market launches. When we look at the international markets, our forecasts do not assume that economies or business trends will improve.

  - At CBS, we have assumed that results will not get better, but they will not get much worse. Slightly higher revenues, slightly lower profits because of continued investment.

      We will also have an aggressive program of business development, and we expect to invest at least $15 million on new programs. These programs and our expectations for them include:

  - At least three new magazine tests, at least one of which proceeds to launch;
  - The test of two significant new products in several International markets, at least one of which proceeds to launch.
  -   Business launched in at last one new country outside the U.S.
  -   Further expansion of BAF and RD Young Families overseas.
  - At least four new QSP and Books Are Fun product line tests, at least one of which proceeds to launch.

   Those efforts should produce the following corporate results:
  -   EPS of 77 to 87 cents.
  - Free cash flow in excess of this year's $172 million, excluding proceeds from real estate transactions.
  - Net debt below $500 million, including the use of proceeds from real estate transactions.

      Quarterly year-over-year comparisons in the first half should be favorable, but the timing of investments and campaign activity will result in unfavorable comparisons in the third quarter and improved results in the fourth quarter.

      So, there you have it. A solid year with significant new product development and some meaningful upside if QSP and Books
Are Fun exceed our modest expectations.

      Before taking your questions, I am going to turn things over to our CFO, Mike Geltzeiler, to brief you on our cash flow, the accounting change and other financial details, including the latest from the world of real estate.

      Thank you.

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